UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: November 17, 2008
(Date of earliest event reported)

Oak Valley Bancorp

(Exact name of registrant as specified in its charter)

CA	001-34142	26-2326676
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

125 N. Third Ave. Oakdale, CA		95361
(Address of principal executive offices)		(Zip Code)

(209) 848-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amended Form 8-K is being furnished to correct the press release that was furnished on the Form 8-K originally filed on October 28, 2008 announcing Oak Valley Bancorp’s results of operations for the third quarter of 2008.

Item 2.02.  Results of Operations and Financial Condition

On October 22, 2008, Oak Valley Bancorp issued a press release announcing financial results for the third quarter ended September 30, 2008. The financial results announced in the press release attached as Exhibit 99.1 to the original filing classified $71,000 of accounting and legal fees associated with the formation of the bank holding company as a reduction of retained earnings.  That amount is now classified as an expense and, as such, it reduces reported net income for the third quarter ended September 30, 2008 to $549,000, or $0.07 per share, as opposed to $597,000, or $0.08 per share as previously disclosed in the October 22, 2008 press release.

The information in this Current Report on Form 8-K/A, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section.  Furthermore, the information in this Current Report on Form 8-K/A, including the exhibit, shall not be deemed to be incorporated by reference into any filing of Oak Valley Bancorp under the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1                   Oak Valley Bancorp November 17, 2008 press release as amended by this Form 8-K/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2008
OAK VALLEY BANCORP

	By:	/s/ Richard A. McCarty
Richard A. McCarty
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and duly authorized signatory)